Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: August 28, 2009

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Quarterly Dividend

Lancaster, PA. Eastern Insurance Holdings, Inc. (NASDAQ: EIHI) (“EIHI,” the “Company”) announced today that its board of directors has authorized a $0.07 per share quarterly cash dividend on its issued and outstanding shares of common stock, payable September 25, 2009 to shareholders of record at the close of business on September 11, 2009.

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, a third-party claims administration company and a specialty reinsurance company. EIHI has regional offices in Lancaster, Pennsylvania, Charlotte, North Carolina, and Indianapolis, Indiana. EIHI’s Web address is www.easterninsuranceholdings.com.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer, 717.735.1660, kshook@eains.com